Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 22, 2015

[Signature Pages Follow]

Tallgrass Holdings, LLC

By:	EMG Fund II Management, LP,
its manager

By:	EMG Fund II Management, LLC,
its general partner

By:	/s/ John T. Raymond
John T. Raymond
Chief Executive Officer

/s/ John T. Raymond
John T. Raymond

Signature Page to Joint Filing Agreement

EMG Fund II Management, LP

By:	EMG Fund II Management, LLC,
its general partner

By:	/s/ John T. Raymond
John T. Raymond
Chief Executive Officer

Signature Page to Joint Filing Agreement

EMG Fund II Management, LLC

By:	/s/ John T. Raymond
John T. Raymond
Chief Executive Officer

Signature Page to Joint Filing Agreement